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                                                                     Exhibit 8.1

                                                     King & Spalding LLP
                                                     191 Peachtree Street
                                                     Atlanta, Georgia 30303-1763
                                                     Main: 404/572-4600
                                                     Fax: 404/572-5100

                                 March 5, 2003

SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia  30308

         Re: Federal Income Tax Consequences of Merger of Lighthouse Financial Services, Inc. with and into SunTrust Bank Holding Company, a Wholly Owned Subsidiary of SunTrust Banks, Inc.

Ladies and Gentlemen:

         We have acted as counsel to SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), in connection with the Agreement and Plan of Merger and Reorganization dated as of January 21, 2003 (the "Merger Agreement"), among Lighthouse Financial Services, Inc., a Delaware corporation ("Lighthouse"), SunTrust, and SunTrust Bank Holding Company, a Florida corporation and wholly owned subsidiary of SunTrust ("Holdings"), pursuant to which Lighthouse shall be merged with and into Holdings with Holdings surviving as a wholly owned subsidiary of SunTrust (the "Merger") on the terms and conditions set forth therein.

         We understand that this opinion will appear as Exhibit 8.1 to the Registration Statement on Form S-4 (the "Registration Statement") filed by SunTrust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement. We hereby consent to such use of our opinion.

         For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time."

                              INFORMATION RELIED ON

         In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (i) the Merger Agreement,
(ii) the Registration Statement, and (iii) the representation letters of Lighthouse and SunTrust delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and have made such other inquiries as we have deemed necessary or appropriate to enable us

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SunTrust Banks, Inc.
March 5, 2003
Page 2

to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In rendering our opinion, we have assumed, with your permission, that
(i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, (iii) the representations made by Lighthouse and SunTrust in the Representation Letters are and will remain accurate and complete at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of," or based on the belief of, Lighthouse or SunTrust or similarly qualified are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, in each case without such qualification. We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

                                     OPINION

         Based upon the foregoing, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences."

         The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements of fact set out herein that we have assumed, with your consent, to be accurate and complete. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of the assumed facts set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.


                                       Very truly yours,



                                       /s/ King & Spalding